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                                                                    EXHIBIT 3.2


                                     FORM OF

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             REPUBLIC SERVICES, INC.

                                    ARTICLE I

                                     OFFICES

         SECTION 1.1 REGISTERED OFFICE. The registered office of Republic Services, Inc., a Delaware corporation (the "Corporation"), shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         SECTION 1.2 OFFICES. The Corporation may establish or discontinue, from time to time, such other offices and places of business within or without the State of Delaware as the Board of Directors deems proper for the conduct of the Corporation's business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1 ANNUAL MEETING. An annual meeting of stockholders for the purpose of electing directors and transacting such other business as may come before it shall be held at such place, within or without the State of Delaware, on such date and at such time as shall be designated by the Board of Directors or the President.

         SECTION 2.2 SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise prescribed by statute, may be called by the Board of Directors or by the President. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         SECTION 2.3 NOTICE OF MEETINGS. Written notice of each meeting of stockholders shall be given to each stockholder of record entitled to vote at the meeting at the stockholder's address as it appears on the stock books of the Corporation. The notice shall state the time and the place of the



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meeting and shall be given not less than ten (10) nor more than sixty (60) days before the day of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is being called. Whenever notice is required to be given hereunder, a written waiver of notice signed by the stockholder entitled to notice, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when a person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction or any business because the meeting is not lawfully called or convened.

         SECTION 2.4 QUORUM AND ADJOURNMENT. The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote on every matter that is to be voted on, without regard to class or series, shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of the voting power of such shares of stock present in person or by proxy may adjourn such meeting, from time to time, without notice other than announcement at the meeting (unless otherwise required by law), until a quorum shall attend. At any meeting reconvened after such adjournment at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting as originally called shall be entitled to vote at any reconvened meeting, unless a new record date for such meeting is fixed.

         SECTION 2.5 OFFICERS AT STOCKHOLDERS' MEETINGS. The Chairman of the Board of Directors shall preside at all meetings of stockholders. In his absence, the chairman shall be elected as the first order of business by the holders of a majority of the shares of stock in attendance and entitled to vote at the meeting.

         SECTION 2.6 LIST OF STOCKHOLDERS ENTITLED TO VOTE. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by or for the Secretary and shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. Such list shall be available for inspection at the meeting.

         SECTION 2.7 FIXING DATE FOR STOCKHOLDERS OF RECORD. In order that the Corporation may identify the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which



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shall not be less than ten (10) days nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or any officer or agent of the Corporation having custody of the minute books of the Corporation. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 2.8 VOTING AND PROXIES. Subject to the provisions for fixing the date for stockholders of record:

                  (a) Except as otherwise specified in the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of stock held by that stockholder having voting rights as to the matter being voted upon.

                  (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for that stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period.

                  (c) Each matter properly presented to any meeting of stockholders shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock present in person or by proxy and entitled to vote on the matter.

         SECTION 2.9 INSPECTORS OF ELECTION. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting




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and the validity of proxies and ballots, (iii) count all votes and ballots, (iv)
determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

         SECTION 2.10 CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         SECTION 2.11 CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without a prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to each stockholder who did not consent thereto in writing.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 3.1 NUMBER AND TERM OF OFFICE. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of directors that




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shall constitute the whole Board shall be fixed from time to time by resolution of the stockholders or the Board of Directors and shall consist of not more than twelve (12) members. At the first annual meeting of stockholders and at each annual meeting of stockholders thereafter, the respective terms of all of the directors then serving in office shall expire at the meeting, and successors to the directors shall be elected to hold office until the next succeeding annual meeting. Existing directors may be nominated for election each year for a successive term, in the manner provided in these Amended and Restated Bylaws (the "Bylaws"). Each director shall hold office for the term for which he is elected and qualified or until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death. The Board of Directors may from time to time establish minimum qualifications for eligibility to become a director. Those qualifications may include, but shall not be limited to, a prerequisite stock ownership in the Corporation.

         SECTION 3.2 PLACE OF MEETINGS. Meetings of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time as designated by the Chairman of the Board or by the body or person calling such meeting.

         SECTION 3.3 ANNUAL MEETINGS. As soon as practicable after each annual meeting of stockholders and without further notice, the directors elected at such meeting shall hold the annual meeting of the Board of Directors at the place at which such meeting of stockholders took place, provided a majority of the whole Board of Directors is present. If such a majority is not present, such meeting may be held at any other time or place which may be specified in a notice given in the manner provided for special meetings of the Board of Directors or in a waiver of notice thereof.

         SECTION 3.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times as may be determined by the Board of Directors. No notice shall be required for any regular meeting.

         SECTION 3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President. Notice of any special meeting shall be mailed to each director at that director's residence or usual place of business not later than three (3) days before the day on which the meeting is to be held, or shall be given to that director by telegraph, telecopier or other method of electronic transmission, by overnight express mail service, personally, or by telephone, not later than twenty-four (24) hours before the time of such meeting. Notice of any meeting of the Board of Directors need not be given to any director if that director signs a written waiver thereof either before or after the time stated therein. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 3.6 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto




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in writing, and the writing or writings are filed with the minutes of the Board of Directors or of such committee.

         SECTION 3.7 PRESIDING OFFICER AND SECRETARY AT MEETINGS. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the Vice Chairman of the Board, the Chief Executive Officer or the President, in that order, and if none is present, then by such member of the Board of Directors as shall be chosen at the meeting.

         SECTION 3.8 QUORUM. A majority of the total authorized number of directors shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 3.9 MEETING BY TELEPHONE. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

         SECTION 3.10 COMPENSATION. Directors shall receive such compensation and expense reimbursements for their services as directors or as members of committees as set by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

         SECTION 3.11 RESIGNATIONS. Any director, member of a committee or officer of the Corporation may resign at any time by giving written notice thereof to the Chairman of the Board or the President. Such resignation shall be effective at the time of its receipt, unless a date certain is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective.

         SECTION 3.12 REMOVAL OF DIRECTORS. No director may be removed without cause before the expiration of his or her term of office except by vote of the stockholders at a meeting called for such a purpose.

         SECTION 3.13 FILLING OF VACANCIES. In case of a vacancy created by an increase in the number of directors or any vacancy created by death, removal, or resignation, the vacancy or vacancies may be filled either (a) by the Board of Directors, or (b) by the stockholders. In the case of a director appointed to fill a vacancy created by an increase in the number of directors, the director so appointed shall hold office for the term to which his predecessor was elected or until his successor is elected. In the case of a director appointed to fill a vacancy created by the death, removal or




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resignation of a director, the newly appointed director shall hold office for the term to which his predecessor was elected or until his successor is elected.


                                   ARTICLE IV

                                   COMMITTEES

         The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in such resolution or resolutions and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the state of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing the Bylaws of the Corporation.

                                    ARTICLE V

                                  THE OFFICERS

         SECTION 5.1 DESIGNATION. The Corporation shall have such officers with such titles and duties as set forth in these Bylaws or in a resolution of the Board of Directors adopted on or after the effective date of these Bylaws.

         SECTION 5.2 ELECTION AND QUALIFICATION. The officers of the Corporation shall be elected by the Board of Directors and, if specifically determined by the Board of Directors, may consist of a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board of Directors may deem advisable. None of the officers of the Corporation need be directors.

         SECTION 5.3 TERM OF OFFICE. Officers shall be chosen in such manner and shall hold their office for such term as determined by the Board of Directors. Each officer shall hold office from the time of his or her election and qualification to the time at which his or her successor is elected and qualified, or until his or her earlier resignation, removal or death.





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         SECTION 5.4 RESIGNATION. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Chairman of the Board of Directors or to the President. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Chairman of the Board of Directors or the President. The acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5.5 REMOVAL. Any officer may be removed at any time, with or without cause, by the Board of Directors.

         SECTION 5.6 COMPENSATION. The compensation of each officer shall be determined by the Board of Directors.

         SECTION 5.7 THE CHAIRMAN AND THE VICE CHAIRMAN OF THE BOARD OF DIRECTORS. Unless otherwise specifically determined by resolution by the Board of Directors, the Chairman of the Board and the Vice Chairman of the Board shall be officers of the Corporation. The Chairman of the Board shall, subject to the direction and oversight of the Board, oversee the business plans and policies of the Corporation, and shall oversee the implementation of those business plans and policies. The Chairman shall report to the Board, shall preside at meetings of the Board of Directors and of its Executive Committee, and shall have general authority to execute bonds, deeds and contracts in the name of and on behalf of the Corporation. In the absence or disability of the Chairman, the Vice Chairman shall be vested with and shall perform all powers and duties of the Chairman.

         SECTION 5.8 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the direction of the Board, establish and implement the business plans, policies and procedures of the Corporation. The Chief Executive Officer shall report to the Chairman of the Board, shall preside over meetings of the Board in the absence of the Chairman or Vice Chairman of the Board, and shall have general authority to execute bonds, deeds and contracts in the name of and on behalf of the Corporation and in general to exercise all the powers generally appertaining to the Chief Executive Officer of a corporation.

         SECTION 5.9 PRESIDENT, CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER. The President, the Chief Operating Officer and the Chief Financial Officer shall have such duties as shall be assigned to each from time to time by the Chairman of the Board, the Chief Executive Officer and by the Board. During the absence of the Chairman of the Board of the Vice Chairman of the Board or during their inability to act, the President shall exercise the powers and shall perform the duties of the Chairman of the Board, subject to the direction of the Board of Directors.

         SECTION 5.10 VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.




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         SECTION 5.11 SECRETARY. The Secretary shall attend meetings of the
Board of Directors and stockholders and record votes and minutes of such proceedings, subject to the direction of the Chairman; assist in issuing calls for meetings of stockholders and directors; keep the seal of the Corporation and affix it to such instruments as may be required from time to time; keep the stock transfer books and other books and records of the Corporation; act as stock transfer agent for the Corporation; attest the Corporation's execution of instruments when requested and appropriate; make such reports to the Board of Directors as are properly requested; and perform such other duties incident to the office of Secretary and those that may be otherwise assigned to the Secretary from time to time by the President or the Chairman of the Board of Directors.

         SECTION 5.12 TREASURER. The Treasurer shall have custody of all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit or disburse all moneys and other property in the name and to the credit of the Corporation as may be designated by the President or the Board of Directors. The Treasurer shall render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform other duties incident to the office of Treasurer as the President or the Board of Directors shall from time to time designate.

         SECTION 5.13 OTHER OFFICERS. Each other officer of the Corporation shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

                                   ARTICLE VI

                    CERTIFICATES OF STOCK, TRANSFER OF STOCK
                           AND REGISTERED STOCKHOLDERS

         SECTION 6.1 STOCK CERTIFICATES. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by the holder thereof in the Corporation. Any of or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issuance.

         SECTION 6.2 CLASSES/SERIES OF STOCK. The Corporation may issue one or more classes of stock or one or more series of stock within any class thereof, as stated and expressed in the Certificate of Incorporation or of any amendment thereto, any or all of which classes may be stock with par value or stock without par value. The powers, designations, preferences and relative,





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participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, in accordance with the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         SECTION 6.3 TRANSFER OF STOCK. Subject to the transfer restrictions permitted by Section 202 of the General Corporation Law of the State of Delaware and to stop transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, the shares of stock of the Corporation shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by whom they shall be cancelled, and new certificates shall be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         SECTION 6.4 HOLDERS OF RECORD. Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice of the contrary.

         SECTION 6.5 LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES. A new certificate of stock may be issued to replace a certificate theretofore issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors or the President may require the owner of the lost or destroyed certificate or his or her legal representatives, to give such sum as they may direct to indemnify the Corporation against any expense or loss it may incur on account of the alleged loss of any such certificate.

         SECTION 6.6 DIVIDENDS. Subject to the provisions of the Certificate of Incorporation and applicable law, the directors may, out of funds legally available therefor at any annual, regular, or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of stock of the Corporation. Before declaring any dividends there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper working capital to serve as a reserve fund to meet contingencies or as equalizing dividends or for such other purposes as the directors shall deem in the best interest of the Corporation.


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                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1 FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         SECTION 7.2 CORPORATE SEAL. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         SECTION 7.3 SEVERABILITY. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions hereof.

                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

         These Bylaws may be made, altered, or repealed, or new bylaws may be adopted by the stockholders or the Board of Directors.


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